SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
This Second Amendment to Loan and Security Agreement (this "Amendment") is entered into as of April 21, 2016, by and between EAST WEST BANK ("Bank") and CĪON INVESTMENT CORPORATION, a Maryland corporation ("Borrower").
RECITALS
Borrower and Bank are parties to that certain Loan and Security Agreement dated as of April 30, 2015 (as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of January 28, 2016, collectively, the "Agreement").  The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1. The following defined terms set forth in Section 1.1 of the Agreement hereby are added, or amended and restated, as follows:
"Borrowing Base" means an amount equal to, (a) from the Second Amendment Closing Date through September 30, 2016, forty percent (40%) of Collateral, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower and  (b) at all times thereafter, the lesser of (i) the average monthly net proceeds received by Borrower from the sale of its equity securities during the trailing three (3) month period ending on the last day of the immediately preceding calendar month of Borrower or (ii) fifty percent (50%) of Collateral, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.
"Borrowing Base Certificate" is a borrowing base certificate in the form attached to the Agreement, (a) from the Second Amendment Closing Date through September 30, 2016, as Exhibit C-1, and  (b) at all times thereafter, as Exhibit C-2.
"Revolving Maturity Date" means April 27, 2017.
"Second Amendment Closing Date" means April 21, 2016.
2. Section 6.7 of the Agreement hereby is amended and restated in its entirety to read as follows:
"6.7       Fair Market Value of Collateral.  The Collateral shall at all times have a Fair Market Value of not less than, (a) from the Second Amendment Closing Date through September 30, 2016, the aggregate amount of Advances outstanding hereunder, multiplied by two and a half (2.5) and (b) at all times thereafter, the aggregate amount of Advances outstanding hereunder, multiplied by two (2)."
3. Exhibit D to the Agreement hereby is replaced with Exhibit D attached hereto.
4. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank's failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.
5. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.
6. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
7. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
 (a) this Amendment, duly executed by Borrower;
 (b) a certificate with respect to incumbency and resolutions of Borrower, authorizing the execution and delivery of this Amendment;
 (c) a fully earned and non-refundable facility fee equal to Two Hundred Thousand Dollars ($200,000);
 (d) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and
 (e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.
CĪON INVESTMENT CORPORATION

By: /s/ Michael A. Reisner

Title: Co-President and Co-Chief Executive Officer

EAST WEST BANK

By: /s/ Emma Wang

Title: First Vice President

[Signature Page to Second Amendment to Loan and Security Agreement]